UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1
TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012 (June 15, 2012)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prospect Capital Corporation hereby amends its Current Report on Form 8-K, which was initially filed on June 15, 2012, to include the financial statements of First Tower Corp. and subsidiaries in response to Item 9.01. These financial statements appear beginning on Page F-1 of this Amendment No. 1 to Current Report on Form 8-K/A

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 15, 2012, Prospect Capital Corporation (“Prospect”) completed the acquisition from First Tower Corp. (“First Tower”) of the businesses of First Tower, a private multiline specialty finance company based in Flowood, Mississippi with over 150 branch offices (the “Acquisition”) pursuant to a definitive agreement entered into on March 19, 2012 (the “Agreement”).  Prospect acquired 80.1% of First Tower for $110,200,000 of cash from Prospect’s credit facility and 14,518,207 unregistered shares of Prospect common stock (the “Shares”).  The assets of First Tower acquired in the Acquisition include, among other things, the subsidiaries owned by First Tower, which hold leaseholds and tangible property associated with First Tower’s businesses.

The foregoing description of the Acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Prospect on March 21, 2012 and is incorporated by reference into this Item 2.01.

Forward-Looking Statements

Information set forth in this Amendment No. 1 to Current Report on Form 8-K/A contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Prospect’s control, and that Prospect may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and Prospect undertakes no obligation to update any such statement now or in the future.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Amendment No. 1 to Current Report on Form 8-K/A is incorporated herein by reference.

Prospect issued the Shares to First Tower and the shareholders of First Tower, each of which is an “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, with such Shares subject to applicable resale restrictions under the Securities Act.  The Shares were valued at $11.06 for purposes of the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) appear beginning on page F-1 of this Amendment No. 1 to Current Report on Form 8-K/A and are hereby incorporated by reference herein.

(d) Exhibits

23.1 —  Consent of Independent Auditors

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

	By:	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	Chief Operating Officer

Date: August 31, 2012

3

INDEX TO FINANCIAL STATEMENTS

FIRST TOWER CORP. AND SUBSIDIARIES

Carr Riggs & Ingram, 2812 Commerce Park Drive Ridgeland, MS 39157 Mailing Address P.O Box 2418 Ridgeland, MS 39158-2418 (601) 853-7050 (601) 853-9331 (fax) www.cricpa.com

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

First Tower Corp and Subsidiaries

Jackson, Mississippi

We have audited the accompanying consolidated balance sheets of First Tower Corp and subsidiaries (“the Company”) as of December 31, 2011 and 2010, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of First Tower Corp and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Carr, Riggs & Ingram, LLC

Carr Riggs & Ingram, LLC

Ridgeland, Mississippi

March 26, 2012

First Tower Corp and Subsidiaries

Consolidated Balance Sheets

December 31,	2011	2010

Assets
Cash and cash equivalents	$7,794,924	$5,818,312
Investment in trading securities	997,043	950,175
Investment securities available for sale	40,354,778	36,924,221
Finance receivables, net	370,484,877	325,878,569
Prepaid reinsurance premiums	2,131,740	1,935,343
Reinsurance recoverables	1,922,337	1,738,204
Other receivables	514,042	558,586
Real estate acquired by foreclosure	948,680	898,501
Property and equipment, net	4,709,142	4,709,194
Net deferred income tax asset	14,115,911	14,002,008
Other assets	721,522	615,844

Total assets	$444,694,996	$394,028,957

Liabilities and Stockholders’ Equity
Liabilities:
Notes payable	$222,758,982	$202,799,325
Unearned premiums	36,916,207	32,993,976
Policy claim reserves	2,474,858	2,367,089
Accounts payable and accrued expenses	7,633,029	4,641,698
Income taxes payable	1,691,979	1,855,208
Other liabilities	900,659	428,917

Total liabilities	272,375,714	245,086,213

Commitments and contingencies (Notes 4, 6, 11, 16 and 17)

Stockholders’ Equity:
Common stock, $1 par value, 1,000,000 shares authorized, 165,801 shares issued and outstanding	165,801	165,801
Accumulated other comprehensive income, net of income tax effect of $992,000 in 2011 and $572,000 in 2010	1,641,981	964,260
Retained earnings	170,511,500	147,812,683

Total stockholders’ equity	172,319,282	148,942,744

Total liabilities and stockholders’ equity	$444,694,996	$394,028,957

See notes to consolidated financial statements.

First Tower Corp and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

Years ending December 31,	2011	2010

Revenues:
Interest and fee income from finance receivables	$124,532,238	$106,557,114
Insurance premiums	25,915,785	22,921,507
Net investment income	1,311,740	1,394,833
Net realized investment gains	221,279	258,179
Other income	8,935,245	7,832,171

Total revenues	160,916,287	138,963,804

Expenses:
Interest expense	8,170,528	7,754,661
Policyholders’ benefits	4,577,419	4,101,951
Salaries and fringe benefits	29,820,256	26,331,933
Provision for credit losses	27,773,811	25,708,036
Other operating expenses	24,559,864	21,104,041

Total expenses	94,901,878	85,000,622

Income before income taxes	66,014,409	53,963,182

Provision for income taxes	24,256,810	19,790,740

Net income	41,757,599	34,172,442

Other comprehensive income (loss), net of income tax effects of approximately $(420,000) in 2011 and ($54,000) in 2010:
Unrealized gain on interest rate swap agreements	—	58,091
Unrealized holding gains on securities	790,837	198,629
Reclassification adjustments for amounts included in net income	(113,116)	(8,373)

Other comprehensive income	677,721	248,347

Comprehensive income	$42,435,320	$34,420,789

See notes to consolidated financial statements.

First Tower Corp and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

		Accumulated
		Other
	Common	Comprehensive	Retained
Years ending December 31, 2011 and 2010	Stock	Loss	Earnings	Total

Balance, January 1, 2010	$165,801	$715,913	$127,867,593	$128,749,307

Net income			34,172,442	34,172,442

Dividends paid			(14,227,352)	(14,227,352)

Change in unrealized gain on interest rate swap agreements		151,867		151,867

Change in net unrealized gain on investment securities available for sale		96,480		96,480

Balance, December 31, 2010	165,801	964,260	147,812,683	148,942,744

Net income			41,757,599	41,757,599

Dividends paid			(19,058,782)	(19,058,782)

Change in net unrealized gain on investment securities available for sale		677,721		677,721

Balance, December 31, 2011	$165,801	$1,641,981	$170,511,500	$172,319,282

See notes to consolidated financial statements.

First Tower Corp and Subsidiaries

Consolidated Statements of Cash Flows

Years ending December 31,	2011	2010

Cash flows from operating activities:
Net income	$41,757,599	$34,172,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, net	1,459,798	1,425,709
Amortization of premiums on securities, net	359,200	282,109
Gain on sale of investments, net	(221,279)	(258,179)
Loss from sale and impairments of real estate	346,362	170,668
Gain on sale of other assets	(91,733)	(29,887)
Deferred income tax provision (benefit)	(534,903)	401,552
Provision for credit losses	27,773,811	25,708,036
Net loan origination costs deferred	(501,843)	(406,693)
Purchase of trading securities	(8,773)	(6,647)
Changes in operating assets and liabilities:
Prepaid reinsurance	(196,397)	(178,550)
Reinsurance recoverables	(184,133)	(84,026)
Other receivables	44,544	(19,324)
Other assets	(105,679)	(61,660)
Policy claim reserves	107,769	145,316
Accounts payable and accrued expenses	2,991,331	(912,209)
Income taxes payable	(163,229)	(902,262)
Unearned premiums	3,922,231	3,320,566
Other liabilities	471,741	244,634

Net cash provided by operating activities	77,226,417	63,011,595

Cash flows from investing activities:
Finance receivables purchased	(958,436)	(4,443,673)
Finance receivables originated	(418,864,398)	(386,367,797)
Finance receivables repaid	346,854,471	325,842,406
Proceeds from sales of real estate	693,546	785,404
Proceeds from calls or maturities of investment securities	3,365,000	2,535,000
Proceeds from sales of investment securities	5,552,832	5,886,122
Purchases of investment securities	(11,425,681)	(9,505,345)
Proceeds from sales of property and equipment	77,338	42,872
Purchase of property and equipment	(1,445,352)	(1,566,229)

Net cash used in investing activities	(76,150,680)	(66,791,240)

Cash flows from financing activities:
Net changes in short-term borrowings	19,959,657	20,775,517
Dividends paid	(19,058,782)	(14,227,352)

Net cash provided by financing activities	900,875	6,548,165

Increase in cash and cash equivalents	1,976,612	2,768,520

Cash and cash equivalents at beginning of year	5,818,312	3,049,792

Cash and cash equivalents at end of year	$7,794,924	$5,818,312

Supplemental cash flow disclosures:

Non-cash activities - Real estate acquired in satisfaction of finance receivables	$1,090,000	$1,107,000

Interest paid	$8,102,000	$7,537,000

Income taxes paid	$24,957,000	$20,303,000

See notes to consolidated financial statements.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Consolidation

First Tower Corp is engaged in consumer lending and related insurance activities through its wholly-owned subsidiaries, Tower Loan of Mississippi, Inc., First Tower Loan, Inc., Gulfco of Mississippi, Inc., Gulfco of Louisiana, Inc., Tower Loan of Missouri, Inc., Tower Auto Loan, Inc., American Federated Insurance Company, and American Federated Life Insurance Company, all of which are collectively referred to as “the Company”.  The Company acquires and services finance receivables (direct loans, real estate loans and sales finance contracts) through branch offices principally located in Mississippi, Louisiana and Missouri. In addition, the Company writes credit insurance when requested by its loan customers.

The Company is subject to various state laws and regulations in each of the states in which it operates and which are enforced by the respective state regulatory authorities.  These state laws and regulations impact the economic terms of the Company’s products.  As a result, the terms of products offered by the Company vary among the states in which it operates in order to comply with each state’s specific laws and regulations.

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

In connection with the preparation of the consolidated financial statements, management of the Company evaluated subsequent events through March 26, 2012, which is the date the consolidated financial statements were available to be issued.

Accounting Standards Codification

The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (GAAP) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF) and related literature. All other accounting literature is considered non-authoritative for a non-public or non-governmental entity. The switch to the ASC affects the way entities refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content.

Use of Estimates

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In preparing its financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and the reported amounts of revenues and expenses for the years then ended.  Actual results could differ significantly from those estimates.  Material estimates that are particularly susceptible to change include the determination of the allowance for credit losses, policy claim reserves and the valuation of investments.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment in Trading Securities

The Company has an investment in a large capitalization equity mutual fund which it accounts for using the fair value option allowed by ASC 825-10 and which is classified as a trading security.  Changes in the unrealized gains and losses of this investment are recognized through earnings.  Dividends on trading securities are recognized in net investment income.

Fair Value Measurements

The Company carries its trading securities, and its investment securities available-for-sale at fair value on a recurring basis and measures certain other assets and liabilities at fair value on a nonrecurring basis using a hierarchy of measurements which requires it to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Three levels of inputs are used to measure fair value:

Level 1                                                      Valuations based on unadjusted quoted prices for identical assets in active markets accessible at the measurement date.

Level 2                                                      Valuations derived for similar assets in active markets, or other inputs that are observable or can be corroborated by market data.

Level 3                                                      Valuations derived from unobservable (supported by little or no market activity) inputs that reflect an entity’s best estimate of what hypothetical market participants would use to determine a transaction price at the reporting date.

When quoted market prices in active markets are unavailable, the Company determines fair value using various valuation techniques and models based on a range of observable market inputs including pricing models, quoted market price of publicly traded securities with similar duration and yield, time value, yield curve, prepayment speeds, default rates and discounted cash flow.  In most cases, these estimates are determined based on independent third party valuation information, and the amounts are disclosed in the Level 2 of the fair value hierarchy.  Generally, the Company obtains a single price or quote per instrument from independent third parties to assist in establishing the fair value of these investments.

If quoted market prices and independent third party valuation information are unavailable, the Company produces an estimate of fair value based on internally developed valuation techniques, which, depending on the level of observable market inputs, will render the fair value estimate as Level 2 or 3.  On occasions when pricing service data is unavailable, the Company may rely on bid/ask spreads from dealers in determining fair value.

To the extent the Company determines that a price or quote is inconsistent with actual trading activity observed in that investment or similar investments, or if the Company does not think the quote is reflective of the market value for the investment, the Company internally develops a fair value using this other market information and discloses the input as a Level 3.

Investment Securities Available for Sale

Investments in debt securities are classified as available for sale. Available for sale securities are carried at fair value, with changes in the fair value of such securities being reported as other

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

comprehensive income (loss), net of related deferred income taxes (benefit). When the fair value of a security falls below carrying value, an evaluation must be made to determine if the unrealized loss is a temporary or other than temporary impairment.  Impaired debt securities that are not deemed to be temporarily impaired are written down to net realizable value by a charge to earnings to the extent the impairment is related to credit losses or if the Company intends, or more-likely-than not will be required, to sell the security before recovery of the security’s amortized cost basis.  In estimating other than temporary impairments, the Company considers the duration of time and extent to which the amortized cost exceeds fair value, the financial condition of the issuer, and the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for anticipated recovery in fair value.

Premiums and discounts on debt securities are recognized as adjustments to net investment income by the interest method over the period to maturity and adjusted for prepayments as applicable.  Realized gains and losses on sales of investment securities are determined using the specific identification method.

Finance Receivables

Finance receivables are stated at the amount of unpaid principal and finance charges, including deferred loan costs, and reduced by unearned finance charges, unearned discounts and an allowance for credit losses. For finance receivables originated by the Company, non-refundable loan origination fees and certain direct origination costs are deferred and recognized as an adjustment of the finance receivable yield over the contractual life of the related loan. Unamortized amounts are recognized in income when finance receivables are renewed or paid in full.

For a significant group of finance receivables purchased from other lenders, the Company recognizes finance charge income pursuant to the provisions ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, for its investment in finance receivables. ASC 310-30 limits the yield that may be accreted (accretable yield) to the excess of the Company’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at the acquisition to be collected) over the Company’s initial investment in the finance receivables.  Prepayment expectations are not considered in this evaluation. Subsequent increases in cash flows expected to be collected are recognized prospectively through adjustment of the finance receivables yield over its remaining life. Decreases in cash flows expected to be collected are recognized as impairment to the finance receivable portfolios.

Real Estate Acquired by Foreclosure

The Company records real estate acquired by foreclosure at the lesser of the outstanding finance receivable amount (including accrued interest, if any) or fair value, less estimated costs to sell, at the time of foreclosure.  Any resulting loss on foreclosure is charged to the allowance for credit losses and a new basis is established in the property.  A valuation allowance and a corresponding charge to operations is established to reflect declines in value subsequent to acquisition, if any, below the new basis.  Operating expenses of such properties, net of related income, and gains and losses on their disposition are included in other operating expenses.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.  The cost of maintenance and repairs is charged to income when incurred; significant renewals and betterments are capitalized.  The Company evaluates the recoverability of property, plant and equipment and other long-term assets when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable, based upon expectations of non-discounted cash flows and operating income.

Income Recognition

Precomputed finance charges are included in the gross amount of the Company’s finance receivables. These precomputed charges are deferred and recognized as income on an accrual basis using the effective interest method over the terms of receivables. However, with certain exceptions, state regulations allow interest refunds to be made according to the Rule of 78’s method for payoffs and renewals. Since a significant percentage of the Company’s precomputed accounts are paid off or renewed prior to maturity, the result is that a majority of the precomputed accounts effectively yield on a Rule of 78’s basis. The difference between income previously recognized under the interest yield method and the Rule of 78’s method is recognized as an adjustment to interest income at the time of the renewal or payoff.

Renewals and refinancings require that the borrower meet the underwriting guidelines similar to a new customer and, as a result, the interest rate and effective yield, as well as the other terms of the refinanced receivables are comparable to finance receivables with customers with similar risks who are not refinancing; therefore, all renewals and refinancings are treated as new finance receivables.  Unearned finance charges and discounts from the original receivable being renewed or refinanced are recognized in interest income when the new finance receivable is granted.  Finance charge refunds, net of any applicable prepayment penalties, are charged to interest income at the time of the new finance receivable.

Insurance premiums on credit life and accident and health policies written by the Company are earned over the term of the policy using the pro-rata method, for level-term life policies, and the effective yield method, for decreasing-term life policies.  Premiums on accident and health policies are earned based on an average of the pro-rata method and the effective yield method. Property and casualty credit insurance premiums written by the Company are earned over the period of insurance coverage using the pro-rata method or the effective yield method, depending on whether the amount of insurance coverage generally remains level or declines.

Commissions earned from the sale of accidental death and dismemberment insurance coverage and motor club memberships to finance customers are recognized at the time of origination.  The Company has no future obligations related to the sale of these products.  Other income includes commissions earned of $8,025,000 in 2011 and $7,044,000 in 2010.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Credit Losses

The allowance for credit losses is determined by several factors based upon each portfolio segment.  Segments in the finance receivable portfolio include personal property, real estate and other.  Historical loss experience is the primary factor in the determination of the allowance for credit losses.  An evaluation is performed to compare the amount of accounts charged off, net of recoveries of such accounts, in relation to the average net outstanding finance receivables for the period being reviewed.  Historically, management has found that this methodology has provided an adequate allowance due to the Company’s loan portfolio segments consisting of a large number of smaller balance homogeneous finance receivables.  Further, management routinely evaluates the inherent risks and change in the volume and composition of the Company’s finance receivable portfolio based on its extensive experience in the consumer finance industry in consideration of estimating the adequacy of the allowance.  Also considered are delinquency trends, economic conditions, and industry factors.  Provisions for credit losses are charged to income in amounts sufficient to maintain an allowance for credit losses at a level considered adequate to cover the probable loss inherent in the finance receivable portfolio.  Since the estimates used in determining the allowance for credit losses are influenced by outside factors, such as consumer payment patterns and general economic conditions, there is uncertainty inherent in these estimates, making it reasonably possible that they could change.  Interest on past due finance receivables is recognized until charge-off.  Finance receivables are generally charged off when they are five months contractually past due.

Policy Claim Reserves

Policy claim reserves represent (i) the liability for losses and loss-adjustment expenses related to credit property contracts and (ii) the liabilities for future policy benefits related to credit life and accident and health insurance.  The liability for loss and loss adjustment expenses includes an amount determined from loss reports and individual cases and an amount, based on past experience, for losses incurred but not reported.  The liabilities for future policy benefits have been computed utilizing accepted actuarial techniques.  Such liabilities are necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided.  The methods for making such estimates and for establishing the resulting liabilities are continually reviewed, and any adjustments are reflected in earnings currently.

Reinsurance

The Company reduces its exposure relating to credit accident and health insurance through a quota share reinsurance agreement (see Note 4).  Amounts recoverable from the reinsurer are estimated in a manner consistent with the claim liability associated with the reinsured policy.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers certificates of deposit and all short-term securities with original maturities of three months or less to be cash equivalents.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Disclosures of Financial Instruments

The following methods and assumptions were used by the Company to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

The carrying amounts reported in the consolidated balance sheets for these financial instruments approximate their fair values.

Investment Securities

The fair value of investments in trading securities and securities available for sale are generally obtained from independent pricing services based upon valuations for similar assets in active markets or other inputs derived from objectively verifiable information.

Finance Receivables

The fair value of finance receivables approximates the carrying value since the estimated life, assuming prepayments, is short-term in nature.

Other Receivables and Payables

The carrying value amounts reported in the consolidated financial statements approximated their fair value.

Notes Payable

The carrying amounts of borrowings under the line-of-credit agreements approximated their fair values as the interest charged for these borrowings fluctuate with market changes.

Comprehensive Income

Comprehensive income for the Company consists of net earnings, changes in unrealized gains (losses) on investment securities classified as available-for-sale and changes in the fair value of interest rate swap agreements, net of taxes, and is presented in the consolidated statements of income and comprehensive income.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses approximated $4,071,000 in 2011 and $3,476,000 in 2010.

Effects of Recent Accounting Guidance

In May 2011, the FASB issued a new accounting standard update under Accounting Standards Update (ASU) No. 2011-04, Fair Value Measurement (Topic 820):  Amendments to Achieve Common Faire Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.  The amendments in ASU 2011-4 generally represent clarification of Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value has changed.  The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs.  The standard will be effective for the Company on January 1, 2012.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

In June 2011, the FASB issued new authoritative accounting guidance under ASU No. 2011-05, Comprehensive Income (Topic 220):  Presentation of Comprehensive Income.  ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders equity.  As a result companies must report comprehensive income in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements.  This new guidance is to be applied retrospectively and will be effective for the Company on January 1, 2012.

In December 2011, the FASB issued new authoritative accounting guidance under ASU No. 2011-12, Comprehensive Income (Topic 220):  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update 2011-05.  ASU 2011-12 defers certain aspects of ASU 2011-05 that relate to the presentation of reclassification adjustments.  This new guidance will be effective for the Company on January 1, 2012.

In October 2010, the FASB issued new authoritative accounting guidance under ASU No. 2010-26, Financial Services — Insurance (Topic 944), Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.  ASU 2010-26 amends prior accounting guidance to specify which costs incurred in the acquisition of new or renewal insurance contracts qualify for deferral. This standard will be effective for the Company on January 1, 2012.

The Company is currently evaluating the impact the adoption of these accounting standards updates could have on its consolidated financial statements.

Reclassifications

Certain reclassifications have been made to the 2010 consolidated financial statements in order to conform to the method of presentation used in 2011.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – INVESTMENT SECURITIES

The cost or amortized cost of securities available for sale and their approximate fair values at December 31, 2011 and 2010 were as follows:

	Cost or		Gross	Gross
	Amortized	Approximate	Unrealized	Unrealized
December 31, 2011	Cost	Fair Value	Gains	Losses

Debt securities:
U.S. Government agencies and corporations	$2,598,669	$2,692,597	$93,928	$—
Obligations of states and political subdivisions	18,199,841	19,603,799	1,430,401	26,444
Corporate securities	14,504,237	15,503,864	1,023,929	24,302
Mortgage-backed securities	2,457,786	2,554,518	107,807	11,075

Total investment securities	$37,760,533	$40,354,778	$2,656,065	$61,821

December 31, 2010

Debt securities:
U.S. Government agencies and corporations	$2,881,111	$2,951,081	$90,456	$20,486
Obligations of states and political subdivisions	17,304,321	17,869,374	667,265	102,213
Corporate securities	13,127,158	13,900,694	839,300	65,764
Mortgage-backed securities	2,116,111	2,203,072	90,133	3,172

Total investment securities	$35,428,701	$36,924,221	$1,687,154	$191,635

Accumulated other comprehensive income (loss) includes unrealized gains on available for sale securities, net of income tax effects, of approximately $1,642,000 and $964,000 at December 31, 2011 and 2010, respectively.

The length of time temporarily impaired securities have been held in a loss position as of December 31, 2010 and 2009 is summarized below:

	Less than 12 months		12 months or more		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
December 31, 2011	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Obligations of states and political subdidivisions	$297,920	$1,393	$771,596	$25,051	$1,069,516	$26,444
Corporate securities	2,225,305	24,302			2,225,305	24,302
Mortgage-backed securities	730,461	11,075			730,461	11,075

Total	$3,253,686	$36,770	$771,596	$25,051	$4,025,282	$61,821

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – INVESTMENT SECURITIES (Continued)

	Less than 12 months		12 months or more		Total
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
December 31, 2010	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

U.S. Government and agencies securities	$934,029	$20,486			$934,029	$20,486
Obligations of states and political subdidivisions	2,290,500	67,105	$1,349,483	$35,108	3,639,983	102,213
Corporate securities	1,813,081	65,764			1,813,081	65,764
Mortgage-backed securities	414,284	3,172			414,284	3,172

Total	$5,451,894	$156,527	$1,349,483	$35,108	$6,801,377	$191,635

Substantially all gross unrealized losses at December 31, 2011 and 2010 were attributable to interest rate changes and general disruptions in the credit market subsequent to purchase rather than an adverse change in cash flows or a fundamental weakness in the credit quality of the issuer or the underlying assets and are thus considered temporarily impaired.  Due to the issuers’ continued satisfaction of the securities’ obligations in accordance with contractual terms, the expectation that they will continue to do so and the Company’s intent and ability relative to these investments, management believes the securities in unrealized loss positions are temporarily depressed.

As of December 31, 2011 the Company had 26 debt securities with temporary impairments, including 5 securities classified as obligations of state and political subdivisions, 17 securities classified as corporate securities, and 4 investments classified as mortgage-backed securities.

As of December 31, 2010, the Company had 31 debt securities with temporary impairments, including 1 security classified as U.S. Government agencies and corporations, 21 securities classified as obligations of state and political subdivisions, 7 securities classified as corporate securities, and 2 investments classified as mortgage-backed securities.

Management of the Company evaluates securities for other-than-temporary impairment (“OTTI”) no less than annually or when economic or market concerns warrant such evaluation.  The evaluation is based upon factors such as the creditworthiness of the issuer, the underlying collateral, if applicable, and the continuing performance of the securities.  Management also evaluates other facts and circumstances that may be indicative of an OTTI condition. This includes, but is not limited to, an evaluation of the type of security, length of time and extent to which the fair value has been less than cost, and near-term prospects of the issuer.

The Company segregates the OTTI impact on impaired securities where impairment in value was deemed to be other than temporary between the component representing credit loss and the component representing loss related to other factors.

The Company assesses whether a credit loss exists by considering whether (i) the Company has the intent to sell the security, (ii) it is more likely than not that it will be required to sell the security before recovery, or (iii) it does not expect to recover the entire amortized cost basis of a debt security.  The portion of the fair value decline attributable to credit loss is recognized as a charge to earnings. The credit loss evaluation is determined by comparing the present value of the cash

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – INVESTMENT SECURITIES (Continued)

flows expected to be collected, discounted at the rate in effect before recognizing any OTTI with the amortized cost basis of the debt security.  The Company uses the cash flow expected to be realized from the security, which includes assumptions about interest rates, timing and severity of defaults, estimates of potential recoveries, the cash flow distribution from the bond indenture and other factors, then applies a discount rate equal to the effective yield of the security.  The difference between the present value of the expected cash flows and the amortized book value is considered a credit loss.  The difference between the fair market value and the security’s remaining amortized cost is recognized in other comprehensive income or loss.

A rollforward of credit losses recognized in earnings on available-for-sale securities, for which a portion of OTTI loss remains in AOCI, is as follows:

In thousands, for the years ending December 31,	2011	2010

Amounts related to credit losses on securities held, beginning of year	$1,161,142	$1,161,142
Less accumulated losses on investments disposed of during the year	(646,750)	—

Amounts related to credit losses on securities held, end of year	$514,392	$1,161,142

Major categories of net investment income are summarized as follows:

Years ending December 31,	2011	2010

Debt securities	$1,432,208	$1,511,637
Common stocks	8,773	6,646
Mortgage and collateral loans	7,800	7,800
Cash and short-term investments	1,260	1,317

	1,450,041	1,527,400
Investment expenses	(138,301)	(132,567)

Net investment income	$1,311,740	$1,394,833

Net realized investment gains are summarized as follows:

Years ending December 31,	2011	2010

Gross realized gains on sale of securities available for sale	$195,681	$180,531
Gross realized losses on sale of securities available for sale	(12,497)	(15,109)
Gain from investments in trading securities held	38,095	92,757

Net realized investment gains	$221,279	$258,179

Proceeds from sales of investment securities aggregated approximately $5,553,000 in 2011 and $5,886,000 in 2010.

The amortized cost and approximate fair value of debt securities at December 31, 2011, by contractual maturity, is shown below.  Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepay penalties.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 2 – INVESTMENT SECURITIES (Continued)

	Cost or	Approximate
	Amortized	Fair
December 31, 2011	Cost	Value

Due in one year or less	$3,550,711	$3,577,242
Due after one year but less than five years	12,292,762	13,051,635
Due after five years but less than ten years	16,409,943	17,951,714
Due after ten years	3,049,331	3,219,669
Mortgage-backed securities	2,457,786	2,554,518

Total debt securities	$37,760,533	$40,354,778

Investment securities with carrying values of approximately $1,901,000 and $1,868,000 and with estimated fair values of $1,939,000 and $1,955,000 at December 31, 2011 and 2010, respectively, were pledged by the Company with various states as required by state law.

NOTE 3 – FINANCE RECEIVABLES

Finance receivables at December 31, 2011 and 2010, are as follows:

December 31,	2011	2010

Consumer finance receivables:
Personal property	$416,730,299	$361,618,137
Real estate	58,741,778	60,501,274
Other	68,347,837	60,233,159
	543,819,914	482,352,570
Add (deduct):
Net deferred origination costs	4,626,769	4,124,926
Unearned income	(146,933,781)	(129,402,034)
Allowance for credit losses	(31,028,025)	(31,196,893)

Finance receivables, net	$370,484,877	$325,878,569

Changes in the allowance for credit losses are as follows:

December 31,	2011	2010

Balance at beginning of year	$31,196,893	$32,161,443

Provision for credit losses	27,773,811	25,708,036
Receivables charged-off	(37,375,224)	(36,090,602)
Charge-offs recovered	9,432,545	9,418,016

Balance at end of year	$31,028,025	$31,196,893

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 3 – FINANCE RECEIVABLES (continued)

The balance in the allowance for possible loans losses by portfolio segment at December 31, 2011 was as follows:

December 31, 2011	Balance at Beginning of Year	Charge-offs	Recoveries	Provision for Loan Losses	Balance at End of Year
Personal Property	$29,019,002	$(34,802,740)	$8,760,608	$25,990,095	$28,966,965
Real Estate	658,766	(622,553)	89,761	409,870	535,844
Other	1,519,125	(1,949,931)	582,176	1,373,846	1,525,216

Total loans	$31,196,893	$(37,375,224)	$9,432,545	$27,773,811	$31,028,025

The Company classifies delinquent accounts based upon the number of contractual installments past due.  An aging of delinquent gross finance receivables as of December 31, 2011 and 2010 is as follows:

				Past Due
				Greater
		Past Due	Past Due	Than
December 31, 2011	Current	30-90 Days	91-150 Days	150 Days	Total
Personal Property	$368,560,171	$37,626,554	$10,532,706	$10,868	$416,730,299
Real Estate	53,370,952	4,747,231	524,467	99,128	58,741,778
Other	65,195,608	2,573,741	578,488		68,347,837

Gross finance receivables	$487,126,731	$44,947,526	$11,635,661	$109,996	$543,819,914

December 31, 2010
Personal Property	$319,811,286	$32,546,655	$9,256,807	$3,389	$361,618,137
Real Estate	54,455,638	4,998,581	761,048	286,007	60,501,274
Other	57,426,455	2,255,093	551,611		60,233,159

Gross finance receivables	$431,693,379	$39,800,329	$10,569,466	$289,396	$482,352,570

Nonperforming loans consisted of loans past due greater than 150 days and approximated $110,000 and $289,000, as of December 31, 2011 and 2010, respectively.  Additionally, the Company had gross finance receivables relating to customers in bankruptcy and which the terms of the original contract have been modified approximating $3,635,000 and $2,998,000 as of December 31, 2011 and 2010, respectively.

The amount of unpaid balances related to finance receivables acquired with deteriorated credit quality was immaterial for all periods presented.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 4 – REINSURANCE

The Company has entered into a quota share reinsurance agreement that cedes 40% of its credit accident and health inforce business in order to limit its exposure on credit disability coverages.  Reinsurance contracts do not relieve the Company from its primary obligation to policyholders.  Failure of any reinsurer to honor its obligations could result in losses to the Company.

The ceded reinsurance agreement contains a retrospective rating provision that results in a favorable adjustment to the reinsurance premiums if certain underwriting results are achieved on the reinsured business during the experience period.  The Company estimates the amount of ultimate premium adjustment that the Company may earn upon completion of the experience period and recognizes an asset for the difference between the initial reinsurance premiums paid and the estimated ultimate premium.  The Company adjusts such estimated ultimate premium amounts during the course of the experience period based on actual results to date.  The resulting adjustment is recorded as either a reduction of or an increase to the ceded premiums for the period.  Included in reinsurance recoverables at December 31, 2011 and 2010 are estimated receivables relating to the retrospective rating provisions of approximately $1,191,000 and $1,006,000, respectively.  During 2011 and 2010, ceded premiums have been reduced by retrospective premium adjustments of approximately $941,000 and $756,000, respectively.

The effect of reinsurance on premiums written and earned is as follows:

	2011		2010
	Written	Earned	Written	Earned
Direct	$30,553,126	$26,827,291	$26,980,414	$23,838,398
Ceded	(911,506)	(911,506)	(916,891)	(916,891)

Net premiums	$29,641,620	$25,915,785	$26,063,523	$22,921,507

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2011 and 2010 is as follows:

	Estimated
	Useful Lives	2011	2010

Land		$302,167	$302,167
Building and improvements	15 to 40 years	2,281,197	2,242,383
Office furniture and fixtures	5 to 10 years	2,515,974	2,243,135
Data processing equipment	3 years	6,659,215	6,273,374
Automotive equipment	3 years	1,146,819	923,824
Leasehold improvements	5 years	2,159,847	1,981,776

		15,065,219	13,966,659
Less accumulated depreciation		10,356,077	9,257,465

Property and equipment, net		$4,709,142	$4,709,194

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 6 – INDEBTEDNESS AND CREDIT ARRANGEMENTS

In October 2011, the Company entered into a new revolving loan agreement, which is used to finance its consumer lending operations, to provide for an increase in the credit facility.  The amended loan agreement terminates on October 14, 2013 and provides for a total facility of $240,000,000.  However, borrowings are limited to availability, as defined in the agreement.

Borrowings under the agreement bear interest at an annualized rate of LIBOR plus 3% with a floor rate of 4% or a reference rate, as defined, plus 2%. Borrowings are collateralized by substantially all of the Company’s consumer finance assets, including all finance receivables and intangibles. Prior to October 2011, borrowings under the agreement accrued interest at an annualized rate of LIBOR plus 3% with a floor rate of 4% or a reference rate, as defined, plus 2% and the total facility was $210,000,000.

The loan agreement contains covenants that require First Tower Loan, Inc., Tower Loan of Mississippi, Inc., Tower Loan of Missouri, Inc. and the Gulfco subsidiaries to maintain certain interest coverage and unsubordinated debt to borrowing base ratios.  In addition, these finance company subsidiaries are required to maintain a certain minimum level of tangible net worth.  At December 31, 2011, the Company was in compliance with the covenants.

In addition, the Company has a $7,000,000 revolving line of credit with a bank which expires June 30, 2012.  Advances under the line of credit bear interest at one-month LIBOR plus 2.75% with a floor rate of 3.75%, adjusted monthly, and are collateralized by all of the outstanding shares of American Federated Life Insurance Company and certain deeds of trust.   Prior to June 2010, this revolving line of credit accrued interest at a variable rate of LIBOR plus 2.80%.

At December 31, 2011 and 2010, the amount outstanding under the revolving loan agreement was approximately $217,281,000 and $196,833,000, respectively, with an average effective interest rate of 4.12%.  The amount outstanding under the revolving line of credit with the bank was approximately $5,478,000 with an interest rate of 3.75% at December 31, 2011 and $5,967,000 with an interest rate of 3.75% at December 31, 2010.  Interest is payable monthly.

Prior to 2010, the Company terminated an interest rate swap agreement that had been entered into for the purpose of hedging the interest rate risk exposure on $5 million of its indebtedness from floating interest rates to a fixed rate.  Upon termination the realized loss was amortized over the maturity of the terminated swap and resulted in approximately $152,000 of additional interest expense during 2010.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 7 – POLICY CLAIMS RESERVES

Activity in policy claim reserves, including claim adjustment expenses, is summarized as follows:

December 31,	2011	2010

Balance at beginning of year	$2,367,089	$2,221,773
Less reinsurance recoverables	(671,515)	(617,189)

Net balance at beginning of year	1,695,574	1,604,584

Incurred related to:
Current year	4,828,932	4,302,988
Prior years	(251,513)	(201,037)

Total incurred	4,577,419	4,101,951

Paid related to:
Current year	3,405,902	2,993,735
Prior years	1,064,687	1,017,226

Total paid	4,470,589	4,010,961

Net balance at end of year	1,802,404	1,695,574
Plus reinsurance recoverables	672,454	671,515

Balance at end of year	$2,474,858	$2,367,089

NOTE 8 – INCOME TAXES

The Company files a consolidated income tax return in the U. S. federal jurisdiction and operates in multiple state tax jurisdictions which requires the appropriate allocation of income and expense to each state based on a variety of apportionment or allocation bases.

The provisions for income taxes consisted of the following:

Years ending December 31,	2011	2010

Current provision	$24,791,713	$19,389,188
Deferred expense (benefit)	(534,903)	401,552

Provision for income taxes	$24,256,810	$19,790,740

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and the states in which it operates.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8 – INCOME TAXES (Continued)

The Company is subject to examination by federal and state tax authorities. Results of these examinations may produce indicated liabilities which differ from Company estimates and provisions. The Company continually evaluates its exposure to possible tax assessments arising from examinations and records its estimate of possible exposure based on current facts and circumstances.  With minimum exception, the Company and its subsidiaries are no longer subject to income tax examinations prior to 2008 in the jurisdictions in which they file.

The Company did not have unrecognized tax benefits as of December 31, 2011 and does not expect this to change significantly over the next 12 months.  It is the Company’s policy to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense.  As of December 31, 2011 and 2010, the Company had no accrued interest or penalties related to uncertain tax positions.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  The tax effects of significant items comprising the Company’s net deferred tax assets are as follows:

December 31,	2011	2010

Deferred tax assets:
Writedown of securities	$196,755	$444,136
Allowance for credit losses	11,868,220	11,932,812
Tax basis deferred policy acquisition cost	494,533	453,965
Intangible assets	227,072	313,726
Policy claim reserves and unearned premiums	2,091,535	1,937,695
Capital loss in excess of capital gain	528,303	333,168
Other accrued employee benefits	316,622	253,556
Capitalized selling costs	486,157
Unrealized holding loss on trading securities	425,885	440,460

	16,635,082	16,109,518
Valuation allowance	(514,040)	(602,592)

	16,121,042	15,506,926

Deferred tax liabilities:
Reinsurance recoverables	95,625	95,625
Property and equipment	847,189	781,145
Unrealized gain on securities available for sale	992,297	572,036
Other	70,020	56,112

	2,005,131	1,504,918

Net deferred tax asset	$14,115,911	$14,002,008

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 8 – INCOME TAXES (Continued)

The provision for income taxes differs from the amount computed by applying the federal statutory rate of 35% to income before income taxes as follows:

December 31,	2011	2010

Tax based on federal statutory rate	$23,105,045	$18,887,114
State income taxes	1,601,785	1,319,443
Small life insurance company deduction	(354,158)	(396,136)
Tax-exempt interest and dividend exclusion	(199,121)	(192,165)
Change in valuation allowance	(88,552)	(80,941)
Other	191,811	253,425

Provision for income taxes	$24,256,810	$19,790,740

The Company has approximately $1,284,000 of federal capital loss carryforwards that will begin to expire in 2013, if not used.

The valuation allowance is primarily related to investment loss carryovers not expected to be realized and the small life insurance company deduction of the Company’s life insurance subsidiary.

NOTE 9 – EMPLOYEE PROFIT SHARING PLAN

The Company has a profit sharing plan covering substantially all the Company’s employees that includes a 401(k) provision which allows employees to contribute salary subject to the maximum contribution allowed by the IRS.  The Company matches 50% of the first 6% of employee contributions.  Additional contributions may be made at the discretion of the Company.  Profit sharing expense approximated $1,762,000 in 2011 and $1,370,000 in 2010.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10 – STATUTORY FINANCIAL INFORMATION OF INSURANCE SUBSIDIARIES

Generally accepted accounting principles (GAAP) differ in certain respects from the accounting practices prescribed or permitted by insurance regulatory authorities (Statutory).  A reconciliation between net income and stockholder’s equity of the Company’s insurance subsidiaries as reported under GAAP and Statutory follows:

	Net	Stockholder’s	Net	Stockholder’s
	Income	Equity	Income	Equity
December 31,	2011		2010

GAAP basis	$14,064,480	$18,447,880	$12,726,954	$16,279,708

Adjustments to:
Non-admitted assets	1,597	(57,276)	1,600	(61,206)
Deferred policy acquisition costs
Policy reserves	(198,313)	246,478	(220,356)	444,791
Deferred income taxes	(204,562)	(1,373,187)	(108,665)	(1,635,200)
Asset valuation reserve		(62,581)		(58,875)
Interest maintenance reserve	21,375	(68,777)	652
Realized gain on investments	(159,153)		(199,516)
Unrealized gain on investments available for sale		(2,618,225)		(1,519,505)

Statutory Basis	$13,525,424	$14,514,312	$12,200,669	$13,449,713

Under state statutes, each of the insurance subsidiaries is required to maintain minimum capital and surplus of $1,500,000.

Insurance regulations limit the amount of dividends that may be paid without approval of the insurance subsidiaries’ regulatory agency.  At December 31, 2011, there were no undistributed earnings and surplus available for future distributions as dividends, without the prior approval of the State of Mississippi Insurance Department.

The National Association of Insurance Commissioners (NAIC) measures the adequacy of an insurance company’s capital by its risk-based capital ratio (the ratio of its total capital, as defined, to its risk-based capital).  The requirements provide a measurement of minimum capital appropriate for an insurance company to support its overall business operations based upon its size and risk profile which considers (i) asset risk, (ii) insurance risk, (iii) interest rate risk, and (iv) business risk.  An insurance company’s risk-based capital is calculated by applying a defined factor to various statutory-based assets, premiums, and reserve items, wherein the factor is higher for items with greater underlying risk.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 10 – STATUTORY FINANCIAL INFORMATION OF INSURANCE SUBSIDIARIES (Continued)

The State of Mississippi statutes have provided levels of progressively increasing regulatory action for remedies when an insurance company’s risk-based capital ratio falls below a ratio of 2:1.  As of December 31, 2011, the Company’s insurance subsidiaries were in compliance with these minimum capital requirements as follows:

	AFLIC	AFIC

Total adjusted capital	$6,625,938	$7,950,955
Authorized control level risk-based capital	597,177	195,377
Ratio of adjusted capital to risk based capital	11.1:1	40.7:1

NOTE 11 – LEASES

The Company leases office facilities under noncancellable operating leases.  Rental expense approximated $1,538,000 in 2011 and $1,421,000 in 2010.  Future minimum lease payments at December 31, 2011 are as follows:

2012	$1,237,166
2013	885,778
2014	604,658
2015	399,708
2016	95,234

NOTE 12 – CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of finance receivables.  Concentrations of credit risk with respect to finance receivables are limited due to the large number of customers comprising the Company’s customer base.  These finance receivables relate mainly to customers located in Mississippi and Louisiana.

In addition, at December 31, 2011, the Company had funds on deposit with depository and investment institutions in excess of insured limits of approximately $7,005,000.

NOTE 13 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES

In the ordinary course of business, the Company maintains a depository and investment trustee relationship and has entered into a $7 million revolving line of credit (see Note 6) with a bank in which a principal shareholder of the parent of the Company’s majority-owned parent has an interest.  Additionally, this bank has a participation interest in the Company’s total credit facility relating to its revolving loan agreement.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 13 – BALANCES AND TRANSACTIONS WITH RELATED PARTIES (Continued)

Activities with this bank at December 31, 2011 and 2010, were as follows:

December 31,	2011	2010

Cash and cash equivalents	$7,519,673	$5,698,487
Notes payable to bank	$5,477,630	$5,966,515
Outstanding indebtedness from credit facility participation	$25,349,491	$23,423,104

Revenue and expenses resulting from transactions with the bank for the years ended December 31, 2011 and 2010, were as follows:

Years ending December 31,	2011	2010

Investment income (interest and other)	$963	$1,363
Interest expense from credit facility participation	$951,685	$886,819
Interest from notes payable	$139,978	$150,535
Service charge fee expense	$125,789	$108,320

NOTE 14 – FAIR VALUE MEASUREMENTS

The fair value measurements by input level at December 31, 2011 and 2010 for assets and liabilities measured at fair value on a recurring basis follow:

December 31, 2011	Total	Level 1	Level 2	Level 3

Trading securities - equity mutual funds	$997,043	$997,043
Available-for-sale securities:
U.S. Government agencies and corporations	2,692,597	1,499,216	$1,193,381
Obligations of states and political subdivisions	19,603,799		19,235,580	$368,219
Corporate securities	15,503,864		15,503,864
Mortgage-backed securities	2,554,518		2,554,518
	$41,351,821	$2,496,259	$38,487,343	$368,219

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 14 – FAIR VALUE MEASUREMENTS (Continued)

December 31, 2010	Total	Level 1	Level 2	Level 3

Trading securities - equity mutual funds	$950,175	$950,175
Available-for-sale securities:
U.S. Government agencies and corporations	2,951,081	1,712,404	$1,238,677
Obligations of states and political subdivisions	17,869,374		17,497,905	$371,469
Corporate securities	13,900,694		13,900,694
Mortgage-backed securities	2,203,072		$2,203,072
	$37,874,396	$2,662,579	$34,840,348	$371,469

Changes in assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2011 and 2010 are as follows:

Year ending December 31,	2011	2010

Balance at beginning of year	$371,469	$404,389

Change in unrealized loss on investments held	—	67,080
Recognized loss from OTTI included in earnings	(3,250)	—
Partial redemption	—	(100,000)

Balance at end of year	$368,219	$371,469

Certain assets and liabilities are potentially measured at fair value on a nonrecurring basis (for example, when there is evidence of impairment).  Assets measured at fair value on a non-recurring basis include foreclosed assets (upon initial recognition or subsequent impairment), non-financial assets and non-financial liabilities measured at fair value in the second step of a goodwill impairment test, and intangible assets and other non-financial long-lived assets measured at fair value for impairment assessment.  During 2011 and 2010, certain foreclosed real estate assets, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for credit losses based upon the fair value of the foreclosed asset. The fair value of a foreclosed asset, upon initial recognition, is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. Foreclosed assets measured at fair value upon initial recognition during 2011 and 2010 were not material.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 15 – DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values and approximate fair values of the Company’s financial instruments at December 31, 2011 and 2010, were as follows:

	2011		2010
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Financial Assets:
Cash and cash equivalents	$7,794,924	$7,794,924	$5,818,312	$5,818,312
Trading securities	997,043	997,043	950,175	950,175
Investment securities available for sale	40,354,778	40,354,778	36,924,221	36,924,221
Finance receivables - net	370,484,877	370,484,877	325,878,569	325,878,569

Financial Liabilities:
Notes payable	222,758,982	222,758,982	202,799,325	202,799,325

Certain financial instruments are not carried at fair value in the accompanying consolidated balance sheets, including receivables, payables and accrued liabilities.  The carrying amount of financial instruments not carried at fair value is a reasonable estimate of their fair value because of the generally short periods of time in which these related assets or liabilities are expected to be realized or liquidated, and because they do not present unanticipated credit concerns.

The estimated fair values are significantly affected by assumptions used, principally the timing of future cash flows, the discount rate, judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors.  Because assumptions are inherently subjective in nature, the estimated fair values cannot be substantiated by comparison to independent quotes and, in many cases, the estimated fair values could not necessarily be realized in an immediate sale or settlement of the instrument.  Potential tax ramifications related to the realization of unrealized gains and losses that would be incurred in an actual sale and/or settlement have not been taken into consideration.

NOTE 16 – CONTINGENCIES

As of December 31, 2011, the Company is involved in various legal actions resulting from normal business activities.  Many of these actions do not specify an amount of damages.  Also, many of these actions are in very early stages of discovery or discovery has not begun.  As a result, legal counsel is unable to provide an estimate of the probability or range of potential exposure. However, based on its experience with lawsuits alleging similar claims, management is of the opinion that the resolution of such actions will not result in a material adverse effect on the consolidated financial statements.  Accordingly, with respect to these matters, no provision for loss or liability has been provided in the consolidated financial statements.

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 16 – CONTINGENCIES (Continued)

The Company’s insurance subsidiaries are required by law to participate in the guaranty associations of the various states in which they are licensed to do business.  The state guaranty associations ensure payment of guaranteed benefits, with certain restrictions, to policyholders of impaired or insolvent insurance companies by assessing all other companies operating in similar lines of business.  As a result, the Company is exposed to undeterminable future assessments resulting from the insolvency of other insurers.  For 2011 and 2010, the expenses incurred related to guaranty assessments were minimal.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted into law.  This act established the Consumer Financial Protection Bureau (“CFPB”) as a federal authority responsible for administering and enforcing the laws and regulations for consumer financial products and services.  The legislation does not specifically target installment lending and is specifically prohibited from instituting federal usury interest rate caps.  However, it is unclear to what extent the CFPB will impact the future regulation of the industry in which the Company operates.

NOTE 17 – SUBSEQUENT EVENTS

On March 19, 2012, the Company entered into a definitive agreement (the “Agreement”) to sell an 80.1% majority-interest in all of its operating subsidiaries to Prospect Capital Corporation (“Prospect”) for $110.2 million of cash and 14.5 million shares of Prospect common stock (NASDAQ: PSEC).  Under the terms of the agreement, Prospect has the option, at Prospect’s sole discretion, to substitute up to 100% cash in lieu of such 14.5 million Prospect shares at a price per share based on average trading prices prior to the closing date.  As part of the Agreement, the Company contributed its remaining 19.9% interest in its operating subsidiaries to a newly formed limited liability company and then exchanged the interest in this limited liability company for 19.9% of the Company’s outstanding common shares held by trusts beneficially owned by the Company’s Chief Executive Officer.  Further, as part of the Agreement, the remaining non-controlling interest shareholders of the Company entered into an agreement with the Company to exchange all of their outstanding common stock of the Company at a pre-defined price that includes cash and Prospect common, unless the cash option described above is exercised, at which point cash (no stock) will be tendered for the exchange.

The Agreement contains (a) customary representations and warranties of Prospect, the Company and other selling shareholders, including, among others: corporate organization, capitalization, power and authority, governmental approvals and filings, reports and regulatory matters, financial statements, taxes and tax returns, intellectual property rights, contracts and insurance; (b) covenants of the Company to conduct its business in the ordinary course until the sell is completed; (c) covenants of Prospect and the Company not to take certain actions during such interim period; and (d) covenants of the Company to cooperate with financing.  The Company and signing shareholders have agreed to indemnify Prospect against certain matters including, among others, breaches of certain representations and warranties and adverse regulatory developments (subject to an earn-back provision).

First Tower Corp and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 17 – SUBSEQUENT EVENTS (Continued)

Consummation of the sale is expected to close within 60 to 120 days and is subject to certain conditions, including but not limited to regulatory approvals, accuracy of the representations and warranties of the other party and compliance by the other party with its obligations under the Agreement.

After the consummation of the sale, the Company will be a wholly-owned subsidiary of Capitol Street Corporation.

First Tower Corp. and Subsidiaries

Consolidated Balance Sheets (unaudited)

March 31,	2012	2011

Cash and cash equivalents	$9,152,875	$6,972,263
Investment in trading securities	1,129,951	1,048,938
Investment securities available for sale	43,348,852	36,847,235
Finance receivables, net	341,062,995	304,462,509
Prepaid reinsurance premiums	1,943,044	1,793,353
Reinsurance recoverables	1,043,672	993,550
Other receivables	99,454	66,039
Real estate acquired by foreclosure	928,655	891,795
Property and equipment, net	4,717,832	4,649,103
Net deferred income tax asset	13,832,477	13,801,585
Other assets	1,175,755	1,006,722
Total assets	$418,435,562	$372,533,092

Notes payable	$193,881,370	$176,445,382
Unearned premiums	34,029,478	30,826,393
Policy claim reserves	2,507,128	2,400,567
Accounts payable and accrued expenses	5,633,698	3,579,089
Income taxes payable	5,088,616	4,929,983
Other liabilities	1,152,783	6,119,205
Total liabilities	$242,293,073	$224,300,619

Total stockholders’ equity	$176,142,489	$148,232,473

Total liabilities and stockholders’ equity	$418,435,562	$372,533,092

First Tower Corp. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income (unaudited)

March 31,	2012	2011

Interest and fee income from finance receivables	$33,159,738	$28,975,557
Insurance premiums	6,436,995	5,735,835
Net investment income	325,570	352,832
Net realized investment gains	106,452	81,710
Other income	1,454,299	1,507,412
Total revenues	41,483,054	36,653,346

Expenses:
Interest expense	2,208,921	1,948,269
Policyholders’ benefits	1,178,620	1,107,917
Salaries and fringe benefits	7,845,149	7,129,516
Provision for credit losses	9,707,055	7,610,860
Other operating expenses	5,694,205	5,427,378
Total expenses	26,633,950	23,223,940

Income before taxes	14,849,104	13,429,406

Provision for income taxes	5,870,411	5,243,237

Net income	$8,978,693	$8,186,169

Other comprehensive income (loss)	(32,247)	(84,137)

Comprehensive income	$8,946,446	$8,102,032

First Tower Corp. and Subsidiaries

Consolidated Statements of Cash Flows (unaudited)

March 31,	2012	2011

Cash flows from operating activities:
Net income	$8,978,693	$8,186,169
Depreciation and amortization	324,313	271,101
Deferred income tax provision (benefit)	283,434	200,423
Provision for credit losses	9,707,055	7,610,860
Changes in operating assets and liabilities:
Prepaid reinsurance premiums & reinsurance recoverables	1,067,361	886,644
Other receivables	414,588	492,547
Real estate acquired by foreclosure	20,025	6,706
Other assets	(454,233)	(390,878)
Unearned premiums	(2,886,729)	(2,167,583)
Policy claim reserves	32,270	33,478
Accounts payable and accrued expenses	(1,999,331)	(1,062,609)
Income taxes payable	3,396,637	3,074,775
Other liabilities	252,124	567,048
Net cash provided / used by operating activities	19,136,207	17,708,682

Cash flows from investing activities:
Change in finance receivables	19,714,827	13,805,200
Change in investment securities	(3,159,229)	(105,914)
Purchase of property and equipment	(333,003)	(211,010)
Net cash provided / used by investing activities	16,222,595	13,489,276

Cash flows from financing activities:
Net changes in borrowings	(28,877,612)	(26,353,943)
Dividends paid	(5,123,239)	(3,689,064)
Net cash provided / used by financing activities	(34,000,851)	(30,044,007)

Increase / decrease in cash and cash equivalents	1,357,951	1,153,951

Cash and cash equivalents at beginning of period	7,794,924	5,818,312
Cash and cash equivalents at end of period	$9,152,875	$6,972,263

Index to Exhibits

Exhibit Number	Description
23.1	Consent of Independent Auditors